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                                  Exhibit 21.1

                         Subsidiaries of the Registrant

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
Name of Subsidiary                         State/Country of Incorporation/Organization
Skechers By Mail, Inc.                                 Delaware
Skechers U.S.A., Inc. II                               Delaware
Skechers U.S.A. Ltd.                                   England
Skechers U.S.A. France SAS                             France
Skechers U.S.A. Deutschland GmbH                       Germany
Skechers S.a.r.l.                                      Switzerland
Skechers Collection LLC                                California
Skechers Sport LLC                                     California
Duncan Investments, LLC                                California
Yale Investments, LLC                                  Delaware
Skechers International                                 Switzerland
Skechers International II                              Switzerland
Skechers USA Iberia, S.L.                              Spain
Skechers EDC SPRL                                      Belgium
Skechers USA Benelux, B.V.                             Netherlands
Skechers USA Canada, Inc.                              Canada
Skechers USA Italia S.r.l                              Italy
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